UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015

SUNOPTA INC.

(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West

Brampton, Ontario, L7A 0H2, Canada

(Address of Principal Executive Offices)

(905) 455-1990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On September 30, 2015, SunOpta Inc. announced the completion of its previously announced underwritten offering (the “Offering”) of an aggregate of 16,670,000 of its common shares, no par value (the “Shares”), for aggregate gross proceeds of $100,020,000 to a syndicate led by BMO Nesbitt Burns Inc. and Citigroup Global Markets Inc., as global coordinators and joint book-running managers, with European sales led by BMO Nesbitt Burns Inc., Citigroup Global Markets Inc. and Rabo Securities USA, Inc., as European joint book-running managers.

SunOpta Inc. intends to use the net proceeds of the Offering to fund a portion of the purchase price of the previously announced acquisition of Sunrise Holdings (Delaware), Inc. (“Sunrise”), the direct parent of Sunrise Growers Inc. If the acquisition of Sunrise is not completed, SunOpta Inc. will use the net proceeds of the Offering for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-197235). In connection with the Offering, the legal opinion as to the legality of the Shares is being filed as Exhibit 5.1 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the exhibit index hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date	September 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wildeboer Dellelce LLP

23.1	Consent of Wildeboer Dellelce LLP (included in Exhibit 5.1)

99.1	Press release, dated September 30, 2015